Black Elk Energy Offshore Operations, LLC Reports Second Quarter 2011 Financial Results

and Year-to-Date Operational Results

Houston, August 16, 2011

Black Elk Energy Offshore Operations, LLC today announced financial results for its second quarter 2011 and year-to-date operational results. Some of the highlights include:

•

Oil sales increased 174% or 297,000 barrels to 468,000 barrels, natural gas sales volumes increased 157% or 2.7 Bcf to 4.4 Bcf and plant products increased 269% or 2,140,000 gallons, each when comparing the second quarter of 2011 to the second quarter of 2010.

•

After taking into effect the realized commodity hedging transactions during the second quarter of 2011, average realized oil prices increased $24.44 per barrel to $104.00 per barrel and plant products increased $0.31 per gallon to $1.29 per gallon compared to the second quarter of 2010. Average realized natural gas prices were $4.95 per Mcf in the second quarter of 2011 compared to $5.25 per Mcf in the second quarter of 2010.

•

On May 31, 2011, we acquired certain properties from Merit Energy Corp., herein referred to as the Merit Acquisition. We acquired interests in various properties across 236,218 gross (127,764 net) acres in the Gulf of Mexico for a purchase price of $39.0 million and the assumption of $92.0 million in asset retirement obligations related to plugging and abandonment obligations associated with the properties, subject to adjustments.

•

Adjusted EBITDA increased 192% or $19.8 million to $30.1 million from the second quarter of 2010 to the second quarter of 2011. Sequentially, adjusted EBITDA increased 23% or $5.6 million from the first quarter of 2011.

•	Net income for the second quarter of 2011 increased 336% or $21.6 million to $28.0 million compared to the same period of 2010.
•

Total revenues of $98.8 million for the quarter ended June 30, 2011 increased 222% or $68.1 million from $30.7 million in the corresponding period of 2010. The increase in revenues is a result of increased production related to the properties acquired in the latter part of 2010 and the properties acquired in the first and second quarters of 2011. Additionally, we recognized an unrealized gain on derivative financial instruments of $23.8 million in the second quarter of 2011 and $6.6 million in the second quarter of 2010.

•

On May 31, 2011, we entered into an amendment to our current credit facility which increased the revolving credit facility from $35 million to $70 million and the secured letter of credit from $75 million to $125 million, based primarily on the reserves acquired in the Merit Acquisition.

•

On May 31, 2011, we completed a consent solicitation under the First Supplemental Indenture to the Indenture to increase the amount of capital expenditures permitted to be made on an annual basis and obtained financial support from our majority equity holder by way of a $30 million investment in preferred stock.

•	On June 29, 2011, we filed Form S-4/A Amendment No. 1 amending our Registration Statement, which was declared effective by the SEC on July 18, 2011.

Financial Results

Oil and natural gas production. Total oil, natural gas and plant product production of 1,267 MBoe increased 794 MBoe, or 168% during the three months ended June 30, 2011 compared to the same period in 2010. The increase in production during 2011 was primarily a result of properties acquired in the Nippon Acquisition in September 2010, the Maritech Acquisition in February 2011, and the Merit Acquisition in May 2011.

Total revenues. Total revenues for the three months ended June 30, 2011 of $98.8 million increased $68.1 million, or 222%, over the comparable period in 2010. The increase in revenues during 2011 was a result of increased production related to the properties acquired in the Nippon Acquisition, the Maritech Acquisition, and the Merit Acquisition as well as higher commodity prices. Total revenues were also higher for the three months ended June 30, 2011 as compared to 2010 due to a $23.8 million unrealized gain on derivative financial instruments.

We entered into certain oil and natural gas commodity derivative contracts in 2011 and 2010. We realized losses on these derivative contracts in the amounts of $2.7 million for the three months ended June 30, 2011. For the three months ended June 30, 2010, we realized gains of $2.3 million. We recognized an unrealized gain of $23.8 million for the three months ended June 30, 2011. For the three months ended June 30, 2010, we recognized unrealized gains of $6.6 million. Revenues, excluding the realized and unrealized revenues from commodity hedge contracts, increased $56.1 million for the three months ended June 30, 2011 compared to the same period in 2010 as a result of increased oil, natural gas and plant products production from the acquisitions and higher oil prices.

Excluding hedges, we realized average oil prices of $113.61 per barrel and $76.86 per barrel and gas prices of $4.55 per Mcf and $4.15 per Mcf for the three months ended June 30, 2011 and 2010, respectively. The increase in average prices realized from the sale of oil and natural gas reflected the economic turnaround that began during 2010.

Operating Expenses

Lease operating costs. Our lease operating costs for the three months ended June 30, 2011 increased to $29.8 million, or $23.54 per Boe. For the three months ended June 30, 2010, our lease operating costs were $10.4 million, or $22.08 per Boe. The increase in lease operating costs during 2011 is directly related to the increase in properties from the Nippon Acquisition, the Maritech Acquisition and the Merit Acquisition. The increase in cost per Boe during 2011 is primarily attributable to a mix of increased properties and the related workover activities.

Workover costs. Our workover costs for the three months ended June 30, 2011 increased $1.8 million compared to the same period in 2010. For the three months ended June 30, 2011, South Timbalier 8, Vermilion 120, and South Marsh Island 23 were the primary workover expense projects.

Depreciation, depletion, amortization (DD&A) and impairment. DD&A expense was $9.6 million for the three months ended June 30, 2011 and $6.7 million for the three months ended June 30, 2010. In 2011, the increase in DD&A was the result of increased production associated with the properties acquired in 2011 and 2010. Depletion is recorded based on units of production and DD&A expense includes depletion of future asset retirement obligations. We recorded $4.3 million in impairments for the three months ended June 30, 2011 as the estimated undiscounted cash flows of oil and gas properties were less than its carrying value. We did not recognize an impairment in 2010 for the three months ended June 30, 2010.

General and administrative (G&A) expenses. G&A expenses increased $5.0 million, or $0.84 per Boe, for the three months ended June 30, 2011 compared to the same period in 2010. The increase in G&A expense in 2011 resulted principally from costs associated with the increase in staff and related administrative costs attributable to our growth in 2011 and 2010.

Accretion expense. We recognized accretion expense of $5.4 million for the three months ended June 30, 2011, compared to $1.8 million for the three months ended June 30, 2010. The increase in accretion expense in 2011 was attributable to assumed asset retirement obligations related to our acquisitions in 2011 and 2010.

Interest expense. Interest expense increased $4.6 million for the three months ended June 30, 2011 compared to the same period in 2010. The increase of interest expense in 2011 compared to 2010 was a result of borrowing on the Credit Facility to fund the Merit P&A obligation, the issuance of the Notes in November 2010, the proceeds of which were used to fund the Nippon Acquisition and associated escrow deposits for future P&A costs, and amortization of credit debt issuance costs as a result of the repayment of loans with proceeds from the Notes, which was partially offset by lower fixed interest rates.

Capital expenditures. For the six months ended June 30, 2011, capital expenditures for oil and gas properties were $12.3 million and $30.5 million was spent on acquisitions of properties.

Well Work Updates

o	We brought wells back on production at High Island A 370, Vermilion 120 and South Marsh Island 41 during the second quarter of 2011.
o	During the three months ended June 30, 2011, we performed workovers in the following areas: Main Pass 76, South Marsh Island 23 and South Pass 86.
o	During the three months ended June 30, 2011, we participated in drilling and completing wells in Vermilion 196 and High Island A 376 and performed two recompletions in East Cameron 334/335.
o	During the three months ended June 30, 2011, two recompletions were performed on non-operated properties: South Pass 65 and High Island 573.
o	Down hole well work was performed on a non-operated property, Viosca Knoll 823, during the second quarter of 2011.

Conference Call Information. Black Elk will hold a conference call to discuss financial and operational results on Wednesday, August 17, 2011 at 10:00 a.m. Central Time. To participate, dial (800) 753-4387 and ask for the Black Elk Energy call at least ten minutes before the call begins.

About Black Elk Energy Offshore

We are a privately held oil and gas company engaged in the acquisition, exploitation, development and production of oil and natural gas properties. We seek to acquire and exploit properties with proved developed reserves, proved developed non-producing reserves and proved undeveloped reserves. Our strategy is to economically maximize properties that are currently producing or have the potential to produce given the needed attention and capital resources. We believe that our strategy provides assets to develop and produce with minimal risk, cost or time of traditional exploration. Our management team has extensive engineering, geological, geophysical, technical and operational expertise in successfully developing and operating properties in both our current and planned areas of operation.

We seek to acquire assets in our areas of focus from oil and gas companies that have determined that such assets are noncore and desire to remove them from their producing property portfolio or have made strategic decisions to deemphasize their offshore operations. Prior to an acquisition, we perform stringent structural engineering tests to determine if we believe that the reservoirs still possess potential upside. Each opportunity is presented, catalogued and graded by our management and risked appropriately for the overall impact to our company.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Black Elk Energy Offshore Operations, LLC and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Black Elk believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Black Elk’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Black Elk’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Black Elk or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Black Elk does not assume a duty to update these forward-looking statements.

Contact

James Hagemeier

IR@blackelkenergy.com

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(281) 598-8600

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,880	$18,879
Accounts receivable, net	40,880	26,093
Due from affiliates	422	435
Prepaid expenses and other	31,331	13,123

TOTAL CURRENT ASSETS	91,513	58,530

OIL AND GAS PROPERTIES, successful efforts method of accounting, net of accumulated depreciation, depletion, amortization and impairment of $76,154 and $55,119 at June 30, 2011 and December 31, 2010, respectively	242,261	123,783

OTHER PROPERTY AND EQUIPMENT, net of accumulated depreciation of $523 and $264 at June 30, 2011 and December 31, 2010, respectively	1,717	1,152

OTHER ASSETS
Debt issue costs, net	9,903	8,871
Asset retirement obligation escrow receivable	20,348	—
Escrow for abandonment costs	153,825	114,168
Other assets	653	—

TOTAL OTHER ASSETS	184,729	123,039

TOTAL ASSETS	$520,220	$306,504

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$50,977	$34,111
Derivative liabilities	4,125	3,754
Asset retirement obligations	7,040	1,023
Current portion of debt and notes payable	36,532	2,069

TOTAL CURRENT LIABILITIES	98,674	40,957

LONG-TERM LIABILITIES
Gas imbalance payable	1,588	4,552
Derivative liabilities	18,558	11,702
Asset retirement obligations, net of current portion	240,014	121,219
Debt, net of current portion, net of unamortized discount of $1,218 and $1,316 at June 30, 2011 and December 31, 2010, respectively	155,782	148,684

TOTAL LONG-TERM LIABILITIES	415,942	286,157

TOTAL LIABILITIES	514,616	327,114

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY (DEFICIT)	5,604	(20,610)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$520,220	$306,504

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES:
Oil sales	$53,156	$13,086	$90,568	$27,028
Natural gas sales	19,883	7,067	34,990	15,158
Plant product sales and other revenue	4,806	1,626	8,114	2,924
Realized (loss) gain on derivative financial instruments	(2,746)	2,326	(3,082)	4,040
Unrealized gain (loss) on derivative financial instruments	23,750	6,621	(7,228)	7,374

TOTAL REVENUES	98,849	30,726	123,362	56,524

OPERATING EXPENSES:
Lease operating	29,815	10,439	52,875	17,275
Production taxes	179	325	208	387
Workover	2,383	606	5,546	1,043
Exploration	—	63	—	538
Depreciation, depletion and amortization	9,613	6,664	17,607	13,294
Impairment	4,323	—	4,323	—
General and administrative	7,346	2,347	11,871	4,374
Accretion	5,444	1,832	9,382	3,664
Gain on sale of asset	(142)	—	(142)	—

TOTAL OPERATING EXPENSES	58,961	22,276	101,670	40,575

INCOME FROM OPERATIONS	39,888	8,450	21,692	15,949

OTHER INCOME (EXPENSE):
Interest income	220	3	227	3
Miscellaneous expense	(5,453)	—	(5,590)	—
Interest expense	(6,609)	(2,026)	(12,402)	(4,264)

TOTAL OTHER EXPENSE	(11,842)	(2,023)	(17,765)	(4,261)

NET INCOME	$28,046	$6,427	$3,927	$11,688

How We Evaluate our Operations:

We use a variety of financial and operational measures to assess our overall performance. Among those measures are (1) volumes of oil and natural gas produced, (2) oil and natural gas prices realized, (3) per unit operating and administrative costs and (4) Adjusted EBITDA (as defined in the following table).

The following table contains certain financial and operational data for each of the three and six months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Average daily sales:
Oil (Boepd)	5,141	1,871	4,663	1,954
Natural gas (Mcfpd)	48,055	18,697	42,640	17,777
Plant products (Gal/d)	32,271	8,751	28,039	7,280
Oil equivalents (Boepd)	13,919	5,195	12,437	5,091

Average realized prices(1)
Oil ($/Bbl)	$104.00	$79.56	$99.16	$78.39
Natural gas ($/Mcf)	4.95	5.25	5.03	5.75
Plant products ($/Gallon)	1.29	0.98	1.17	1.02
Oil equivalents ($/Boe)	58.49	49.20	57.05	51.62
Lease operating expense ($/Boe)	23.54	22.08	23.49	18.75
Production tax expense ($/Boe)	0.14	0.69	0.09	0.42
General and administrative expense ($/Boe)	5.80	4.96	5.27	4.75
Net income (in thousands)	28,046	6,427	3,927	11,688
Adjusted EBITDA(2) (in thousands)	30,143	10,328	54,727	25,536

(1)	Average realized prices presented give effect to our hedging.

(2)	Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, impairment, accretion, unrealized gain/loss on derivative instruments, and gain on sale of asset. Adjusted EBITDA is not a measure of net income or cash flows as determined by GAAP, and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. We present Adjusted EBITDA because it is frequently used by securities analysts, investors and other interested parties in the evaluation of high-yield issuers, many of whom present Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Because of these limitations, Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. A reconciliation table is provided below to illustrate how we derive Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands)
Net income	$28,046	$6,427	$3,927	$11,688
Adjusted EBITDA	$30,143	$10,328	$54,727	$25,536

Reconciliation of Net income to Adjusted EBITDA
Net income	$28,046	$6,427	$3,927	$11,688
Interest expense	6,609	2,026	12,402	4,264
Unrealized (gain) loss on derivative instruments	(23,750)	(6,621)	7,228	(7,374)
Accretion	5,444	1,832	9,382	3,664
Depreciation, depletion, amortization and impairment	13,936	6,664	21,930	13,294
Gain on sale of asset	(142)	—	(142)	—

Adjusted EBITDA	$30,143	$10,328	$54,727	$25,536